Exhibit 99.1

P R E S S R E L E A S E

Autoliv Appoints Interim Chairman of the Board of Directors

(Stockholm, April 3, 2014) – – – Autoliv, Inc. announced today that Mr. Lars Nyberg, Chairman of the Autoliv Board of Directors (the “Board”), has informed the Board that he wishes to withdraw his name as a nominee for re-election to the Board at the 2014 Annual Meeting of Stockholders. In connection with his withdrawal from nomination, Mr. Nyberg also informed the Board that he would resign as Chairman of the Board, effective immediately.

The Board has appointed Mr. Jan Carlson, a current director and the President and Chief Executive Officer of Autoliv, as Interim Chairman of the Board, effective immediately. The Board is working through a process regarding the decision of Chairman of the Board and is likely to make an announcement before, or in connection with, the Annual Meeting of Stockholders to be held on May 6, 2014. If the Board should decide to appoint Mr. Carlson as the Chairman of the Board, the Board would also appoint an independent lead director.

Mr. Nyberg will continue to serve on the Board as a director until the 2014 Annual Meeting of Stockholders. Mr. Nyberg believes that continuing to serve as Chairman would be inappropriate in light of his decision to not stand for re-election. Mr. Nyberg’s decision to withdraw as a nominee for re-election to the Board and resign as Chairman was not the result of any disagreements with Autoliv. In informing the Board of his decision, Mr. Nyberg indicated that he did not want the ongoing investigations relating to his former employment with TeliaSonera to distract from Autoliv’s continued success.

At this time, the Board is not nominating a replacement director for election at the 2014 Annual Meeting of Stockholders and will reduce the size of the Board to seven members effective as of the 2014 Annual Meeting. The Board expressed its continued confidence in Autoliv’s management and strategy.

Mr. Nyberg first joined Autoliv as a director in October 2004 and has served as Chairman since December 2011. “The Board and I want to thank Mr. Nyberg for his more than nine years of service to our Company. He has been an outstanding director and leader and his presence on our Board will be missed,” said Autoliv’s President and Chief Executive Officer Jan Carlson.

Inquiries:

Thomas Jönsson, VP Communications, Autoliv	Tel +46-8-587 20 600

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 23, Fax +46 (8) 411 70 25	Tel +1 (248) 475-0427, Fax +1 (801) 625-6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

P R E S S R E L E A S E

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with over 56,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2013 amounted to US $8.8 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 23, Fax +46 (8) 411 70 25	Tel +1 (248) 475-0427, Fax +1 (801) 625-6672
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com